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                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Realm National Insurance Company:


We consent to the use of our report dated October 1, 1997 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                /s/ KPMG Peat Marwick LLP

New York, New York
October 2, 1997